Exhibit 99.1
Oclaro Acquires WSS Company Xtellus
Oclaro Also Raises and Narrows Revenue Guidance for December Quarter
SAN JOSE, Calif., — December 17, 2009 — Oclaro, Inc. (NASDAQ: OCLR) today announced it has acquired Xtellus, Inc. Terms of the transaction are described below, with additional details and related financial information provided in a footnote at the end of this release.
Oclaro now has a complete family of wavelength selective switches (WSS) capable of powering reconfigurable optical add/drop multiplexer (ROADM) applications over the entire optical network, from the edge to the core. Many customers have been asking Oclaro to become a provider of a total solution, with a comprehensive line of WSS products, to help satisfy their regeneration and routing needs. Oclaro has now responded. Combining the WSS portfolio with Oclaro’s integrated subsystem design capability also positions the company for a strong position in the high growth ROADM market.
WSS is one of the fastest growing segments of the optical component market and the acquisition of Xtellus will play an important role in the continuing growth story of Oclaro. The acquisition also completes the overall portfolio of product areas required to support Oclaro’s strategic positioning throughout the metro and long haul areas of the telecommunication market.
Xtellus uses a strategic mix of core technologies, both liquid crystal and MEMS, that will now uniquely enable Oclaro to deliver a complete family of scalable WSS to power ROADM applications across edge and core optical networks. Smaller port count edge WSS applications, where managing product costs aggressively is a key to success, are based on liquid crystal technology. For core WSS applications, Xtellus uses a combination of high reliability 1-Axis MEMS to switch across high port counts, while also maintaining liquid crystal for attenuation.

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Under the terms of the acquisition agreement, stockholders of Xtellus will receive shares of common stock of Oclaro worth $33 million, a portion of which will be held in escrow for 18 months to support Xtellus’ indemnification obligations to Oclaro. The agreement also provides for a value guarantee under which stockholders could receive additional consideration subject to both the share price of Oclaro failing to achieve a certain price level at the end of calendar year 2010 and on the Xtellus business achieving certain revenue targets over Oclaro’s corresponding 12 month fiscal period. Further details on these terms, and related financial aspects, are provided in a footnote below.
Revenue Guidance Update
Oclaro now expects revenues for its second fiscal quarter ended January 2, 2010 to be in a range from $91 million to $93 million. Revenues from Xtellus to be included in the second quarter fiscal results of Oclaro, for the sixteen day period between the December 16, 2009 close date and January 2, 2010, are not expected to be material.
About Oclaro
Oclaro, Inc., with headquarters in San Jose, Calif., is a tier one provider of high performance optical components, modules and subsystems to the telecommunications market, and is one of the largest providers to metro and long haul network applications. The company, formed on April 27, 2009, following the combination of Bookham, Inc. and Avanex Corporation, leverages proprietary core technologies and vertically integrated product development to provide its customers with cost-effective and innovative optical devices, modules and subsystems. The company serves a broad customer base, combining in-house and outsourced manufacturing to maximize flexibility and drive improved gross margin. Its photonic technologies also serve selected high growth markets, including industrial, defense, life sciences, medical and scientific, with diversification providing both significant revenue streams and strategic technological advantage. Oclaro is a global company, with cutting edge chip fabrication facilities in the U.K., Switzerland and Italy, and in Tucson, Ariz. during the transition of related activities to Europe, and manufacturing sites in the U.S., Thailand and China.
Oclaro and all other Oclaro product names and slogans are trademarks or registered trademarks of Oclaro, Inc. in the USA or other countries.
About Xtellus
Xtellus is a leading supplier of ROADM technology and dynamic optical modules for Agile Optical Networking Systems. Agile Optical Networks are reconfigurable DWDM networks that are used to provide rapid provisioning and efficient operation of triple-play high-speed Internet, video and telephone services. Xtellus is headquartered in Denville, NJ, with manufacturing and development facilities in Israel and South Korea.

Footnote: Other Terms of Agreement and Related Financial Aspects
The terms of the acquisition agreement also provide for a valuation guarantee under which stockholders of Xtellus could receive up to $7 million in additional consideration if Oclaro common stock trades below certain levels at the end of calendar 2010 and Oclaro’s revenue from Xtellus products is more than $17 million in calendar 2010. The agreement also calls for a retention program under which certain employees will receive up to an aggregate of $5 million in a combination of cash (to a maximum of $1 million to be paid upon close) and restricted stock awards which will generally be subject to time based vesting and partially subject to the conditions of the value guarantee.
Oclaro still expects to generate net cash in the fiscal quarter ended January 2, 2010, even after paying the cash amounts due at close. Oclaro also expects the operations of Xtellus to be close to breakeven from a non-GAAP operating income point of view in each of the first two quarters of calendar 2010, generating gross margins consistent with Oclaro’s corporate targets, and moving into positive non-GAAP operating income range in the second half of calendar 2010. Any Xtellus related net cash burn in the 2010 calendar year is expected to be largely limited to the working capital required to support their corresponding revenue ramp.
Safe Harbor Statement
Statements in this press release about future expectations, plans or prospects of Oclaro, Inc. and its business, and the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) revenue guidance and statements about cash flow for the quarter ending January 2, 2010, (ii) statements regarding the financial effects of the acquisition on Oclaro, including accretion, gross margin contribution, operating income contribution and cash usage, (iii) the effects of the acquisition and the addition of the Xtellus products on Oclaro’s business, and (iv) statements containing the words “target,” “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” and similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including potential difficulties integrating the acquired operations, the potential that the acquisition may not have a positive effect on Oclaro’s financial results, the possibility that the Xtellus products may not perform as well as Oclaro expects, the impact of continued uncertainty in world financial markets and the resulting reduction in demand for our products, the future performance of Oclaro, Inc. following the closing of recent mergers and acquisitions, the inability to realize the expected benefits and synergies as a result of the of recent mergers and acquisitions, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, the lack of availability of credit or opportunity for equity based financing, as well as the factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly report on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this press release. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. However, Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.